Exhibit J-3


                         SUMMARY OF LOST ECONOMY RATIOS




                           NEW CENTURY ENERGIES, INC.


                                   NewGasco-Colorado                       NewGasco-Wyoming
                                                   Percent of                            Percent of
                                                   estimated                             estimated
                                                    loss of                               loss of
                                                   economies                             economies
                                    Amount             to:             Amount                to:

Operating Revenues               $677,326,418         6.44%         $15,630,080            10.77%
Operating Revenue                 607,599,384         7.18%          13,681,672            12.30%
 Deductions
Gross Income                       69,727,034        62.54%           1,948,408            88.36%
Net Income                         51,266,520        85.06%           1,530,526           109.94%
Estimated Loss of                  43,605,187                         1,682,723
 Economies



                              GULF STATES UTILITIES
                              GSU Gas Division 1991

                                                        Percent of estimated
                                     Amount             loss of economies to:
Operating Revenues                $31,858,000                   16.13%
Operating Revenues
     Deductions                    30,770,000                   16.70%
Gross Income                        1,088,000                  472.24%
Net Income                                n/a                      n/a
Estimated Loss of Economies         5,138,000





                            FITCHBURG GAS & ELECTRIC
                          Fitchburg Gas Division - 1990

                                                        Percent of estimated
                                     Amount             loss of economies to:
Operating Revenues                $17,324,993                  13.94%
Operating Revenues
     Deductions                    15,755,267                  15.33%
Gross Income                        1,569,726                 153.87%
Net Income                                n/a                     n/a
Estimated Loss of Economies         2,415,391




                         ENGINEER PUBLIC SERVICE COMPANY
               Gas Properties of Gulf States Utilities Co. - 1940

                                                      Percent of estimated
                                     Amount           loss of economies to:
Operating Revenues                  $638,711                   6.58%
Operating Revenues
     Deductions                      444,006                   9.46%
Gross Income                         201,594                  20.85%
Net Income                           166,402                  25.25%
Estimated Loss of Economies           42,024




            Gas Properties of Virginia Electric and Power Co. - 1940

                                                      Percent of estimated
                                     Amount           loss of economies to:
Operating Revenues                 $1,057,000                  3.38%
Operating Revenues
     Deductions                       735,294                  4.86%
Gross Income                          317,890                 11.25%
Net Income                            168,412                 21.23%
Estimated Loss of Economies            35,750




                           THE NORTH AMERICAN COMPANY
              Gas Properties of the St. Louis County Gas Co. - 1942

                                                       Percent of estimated
                                     Amount            loss of economies to:
Operating Revenues                 $2,748,770                  5.85%
Operating Revenues
     Deductions                     2,009,757                  8.01%
Gross Income                          742,027                 21.68%
Net Income                            661,110                 24.34%
Estimated Loss of Economies           160,900




                              PHILADELPHIA COMPANY
                                Gas Group - 1946
                                                       Percent of estimated
                                     Amount            loss of economies to:
Operating Revenues                $16,656,560                  3.00%
Operating Revenues
     Deductions                    13,197,846                  3.79%
Gross Income                        3,565,357                 14.03%
Net Income                                n/a                    n/a
Estimated Loss of Economies           500,328




                         GENERAL PUBLIC UTILITIES CORP.
            Gas Properties of Jersey Central Power & Light Co. - 1949

                                                       Percent of estimated
                                     Amount            loss of economies to:
Operating Revenues                 $4,714,958                  4.87%
Operating Revenues
     Deductions                     4,235,661                  5.42%
Gross Income                          479,477                 47.84%
Net Income                            202,582                113.24%
Estimated Loss of Economies           229,398




                          MIDDLE SOUTH UTILITIES, INC.
              Gas Properties of Louisiana Power & Light Co. - 1954

                                                       Percent of estimated
                                     Amount            loss of economies to:
Operating Revenues                 $5,264,186                  5.18%
Operating Revenues
     Deductions                     4,112,285                  6.63%
Gross Income                        1,151,901                 23.68%
Net Income                                n/a                    n/a
Estimated Loss of Economies           272,816




                                      NEES
                Gas Properties of 8 Subsidiaries Combined - 1958

                                                       Percent of estimated
                                     Amount            loss of economies to:
Operating Revenues                $22,752,270                  4.83%
Operating Revenues
     Deductions                    18,207,191                  6.03%
Gross Income                        4,718,864                 23.28%
Net Income                          3,669,931                 29.93%
Estimated Loss of Economies         1,098,500

---------------------
     Excludes federal income taxes.

     Before deducting federal income taxes.

* Based on estimated cost increases rejected by the SEC as "overstated" and "doubtful."